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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): AUGUST 21, 1998



                             CYBERGUARD CORPORATION
             (Exact name of Registrant as specified in its charter)



       2000 W. COMMERCIAL BLVD., SUITE 200, FT. LAUDERDALE, FLORIDA 33309
                         (address of principal offices)


                                  954-958-3900
                         (Registrant's telephone number)

Incorporation under the laws of the         Commission File Number              I.R.S. Employer Identification Number

         STATE OF FLORIDA                    0-24544                               65-0510339





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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On August 21, 1998, KPMG Peat Marwick LLP (the "Accountant"), the Company's independent public accounting firm resigned, effective immediately. A copy of the Accountant's letter of resignation is attached as Exhibit 99.

         The Accountant's reports on the financial statements for the Company for the past two years did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. The Accountant's resignation was not recommended or approved by the Company's Board of Directors or any committee thereof.

         Despite the purported disagreement referenced in Exhibit 99, since June 30, 1996, the Company is not aware of any disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Accountant, would have caused the Accountant to make a reference thereto in its reports.

         In its letter resignation, the Accountant also advised the Company that it concluded that it could no longer rely on management's representations and that it is unwilling to be associated with the financial statements prepared by management.

         The Accountant has declined to discuss the foregoing with the Board of Directors or any committee thereof. The Company has authorized the Accountant to respond fully to the inquiries of any successor accountant concerning the subject matter of the foregoing.























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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         99 Letter, dated August 21, 1998, from KPMG Peat Marwick LLP to the Company.
































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CYBERGUARD CORPORATION


                                    By: /s/ C. Shelton James
                                        --------------------------------------
                                        Name:  C. Shelton James
                                        Title: Chairman of the Board and
                                               Acting Chief Executive Officer

 Dated: August 27, 1998


























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